UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2015

(Exact Name of Registrant as Specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York		13214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets

On December 4, 2015, Community Bank System, Inc. (“Community Bank System”) completed its previously announced acquisition of Oneida Financial Corp., a Maryland corporation (“Oneida Financial”), pursuant to the Agreement and Plan of Merger, dated as of February 24, 2015 (the “Merger Agreement”), by and between Community Bank System and Oneida Financial.  Under the terms of the Merger Agreement, Oneida Financial merged with and into Community Bank System (the “Merger”), with Community Bank System being the surviving corporation of the Merger.  Additionally, The Oneida Savings Bank (“Oneida Savings Bank”), a wholly owned subsidiary of Oneida Financial, and State Bank of Chittenango, a wholly owned subsidiary of Oneida Savings Bank, merged with and into Community Bank, N.A. (“Community Bank”), a wholly owned subsidiary of Community Bank System, with Community Bank continuing as the surviving bank.

The total consideration paid to Oneida Financial stockholders consists of approximately $56,259,620 in cash and 2,377,672 shares of Community Bank System common stock.

Under the terms of the Merger Agreement, Oneida Financial stockholders were entitled to elect the form of merger consideration to be received in the transaction.  Each stockholder who submitted a completed Letter of Election and Transmittal prior to the election deadline of November 25, 2015 had the ability to elect to receive, for each share of Oneida Financial common stock either (a) cash at the rate of $20.00 per share, (b) 0.5635 shares of Community Bank System common stock, or (c) a combination of 60% Community Bank System common stock and 40% cash, using the same 0.5635 exchange ratio and $20.00 per share cash price.  However, all elections were subject to certain allocation procedures set forth in the Merger Agreement to ensure that 60% of the aggregate merger consideration was in the form of shares of Community Bank System common stock and 40% was in the form of cash.

Most of the Oneida Financial stockholders who submitted election forms by the election deadline made the “all-stock” election to receive their merger consideration solely in the form of shares of Community Bank System common stock.  As a result of the elections of Oneida Financial stockholders, and in accordance with the allocation and proration mechanisms of the Merger Agreement, the merger consideration has been allocated as follows:

●
Those stockholders who elected to receive only Community Bank System common stock in the merger will receive, for each share of Oneida Financial common stock they own, 72.03061% of their merger consideration in shares of Community Bank System common stock (at an exchange ratio of 0.5635 per share and rounded to the nearest whole share) and the balance in cash at a rate of $20.00 for each whole share of Oneida Financial common stock;

●	Those stockholders who elected to receive all cash in the merger will receive $20.00 in cash for each share of Oneida Financial common stock they own;

●
Those stockholders who elected to receive 60% in Community Bank System common stock and 40% in cash will receive 60% in stock and 40% in cash, using the same 0.5635 exchange ratio and $20.00 per share cash price; and

●
Those stockholders that did not select an election preference or submit a properly completed election form within the required timeframe will receive $20.00 for each of their shares of Oneida Financial.

No fractional shares of Community Bank System common stock were issued in the merger and any fractional share of Community Bank System common stock will be paid at the rate of $20.00 per share.

Stockholders of Oneida Financial who did not participate in the election process will receive a letter of transmittal during the week of December 14, 2015 from the exchange agent with instructions on how to tender their Oneida Financial stock in exchange for their cash payment.  For those stockholders who participated in the election process, their consideration will be distributed by the exchange agent during the week of December 14, 2015.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which was filed as Exhibit 2.1 to Community Bank System’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2015, and are incorporated herein by reference.

Copies of Community Bank System’s press releases dated December 7, 2015 and December 9, 2015 are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2015, in connection with the Merger and pursuant to the terms of the Merger Agreement, the Board of Directors of Community Bank System expanded the size of its Board of Directors to appoint two former Oneida Financial directors, Michael R. Kallet and Eric E. Stickels.  Messrs. Kallet and Stickels have also been appointed to the Board of Directors of Community Bank.  Messrs. Kallet and Stickels have not yet been named to a Board committee.

Mr. Kallet has over 30 years of experience in the banking industry serving as the Chief Executive Officer of Oneida Financial and Oneida Savings Bank from March 1990 through the closing.  Mr. Kallet was appointed to Oneida Savings Bank’s Board of Directors in 1997 and was elected Chairperson of the Board in 2008.  Mr. Kallet was appointed to Oneida Financial’s Board of Directors in 1997 and elected Chairperson of the Board in May 2014.  Mr. Kallet also served as the President of Oneida Financial from March 1990 through May 2014 and as President of Oneida Savings Bank from March 1990 through December 1, 2011.  During his tenure at Oneida Savings Bank, Mr. Kallet has served as an active member of the Asset/Liability, Officer Loan, Trust Investment and Marketing Committees.  Mr. Kallet is actively involved in the community and serves as Vice Chairperson of the Oneida Healthcare Center, a regional hospital headquartered in Oneida, New York.

Mr. Stickels has over 30 years of experience in the banking industry serving as the President, Chief Operating Officer and Secretary of Oneida Financial from May 2014 through the closing.  He previously served as Executive Vice President, Secretary and Chief Financial Officer of Oneida Financial from April 2003 through May 2014.  From December 1, 2011 to the closing, Mr. Stickels served as President and Chief Operating Officer of Oneida Savings Bank.  Between January 2003 and December 1, 2011, Mr. Stickels served as Executive Vice President and Chief Financial Officer of Oneida Savings Bank.  Mr. Stickels was appointed to the Board of Directors of Oneida Financial and Oneida Savings Bank in December 2013 and served as a member of their Asset/Liability, Trust Investment, Compliance, Information Technology, Officer Loan and Marketing Committees.  Mr. Stickels is actively involved in the community and has served as a member of the executive committee of NYSARC, Inc. since 2002, a statewide non-profit provider of services for individuals with intellectual and other developmental disabilities.

Messrs. Kallet and Stickels will receive compensation for their service on the Board of Directors in accordance with Community Bank System’s standard compensatory arrangements for non-employee directors.  A description of the compensatory arrangements for non-employee directors is included in Community Bank System’s proxy statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 1, 2015.

Item 9.01                      Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Financial Statements are not required in connection with this acquisition pursuant to Rule 3-05(b) of Regulation S-X.

(b)           Pro Forma Financial Information.

Pro forma financial information is not required in connection with this acquisition pursuant to Article 11 of Regulation S-X.

(c)           Not Applicable.

(d)           Exhibits

99.1           Press Release, dated December 7, 2015

99.2           Press Release, dated December 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By: /s/ George J. Getman
Name: George J. Getman
Title: EVP and General Counsel

Dated: December 10, 2015